Exhibit 99.1

BioTime, Inc. Reports Second Quarter Results and Recent Corporate Accomplishments

  Therapeutic Candidates Continue Clinical Progress
  Deconsolidation Simplifies Financials
  Successful Public Equity Offering Strengthens Balance Sheet

ALAMEDA, Calif.--(BUSINESS WIRE)--August 9, 2016--BioTime, Inc. (NYSE MKT:BTX), a clinical-stage regenerative medicine company with a focus on pluripotent stem cell technology, today reported financial results for the second quarter ended June 30, 2016 and provided a corporate update.

“During the second quarter, we continued to sharpen our focus on clinical progress and simplifying our corporate structure,” said Adi Mohanty, Co-Chief Executive Officer. “Our key therapeutic programs, Renevia® in medical aesthetics and OpRegen® in dry AMD, continue to advance in the clinic, and we expect additional meaningful milestones from these programs in the second half of 2016. Meanwhile, our public subsidiaries continue to demonstrate their ability to make solid clinical progress. We strengthened our balance sheet by completing a successful public equity offering with gross proceeds of approximately $20.1 million from new and existing investors. Additionally, as we previously announced in May, we have deconsolidated Asterias Biotherapeutics, Inc. from our financial statements as result of its recent financing. We continue to see Asterias playing an important role in furthering therapies based on pluripotent stem cell technology. Asterias will continue to file its own financial statements with the SEC, allowing our shareholders to continue to follow its financial progress.”

Second Quarter and Recent Highlights

Clinical Progress

Renevia® (adipose cells + cell delivery matrix)

  The Renevia® pivotal clinical trial for HIV-related facial lipoatrophy continues to enroll new patients and is on track to complete patient enrollment by the second half of 2016. The objective of the trial is to assess the efficacy of Renevia® in restoring normal skin contours in patients whose subcutaneous fat has been lost due to antiviral drug treatment for HIV. The Company expects top-line efficacy data in the first half of 2017, and plans to submit an application for CE Mark approval in Europe in the first half of 2017 if the data are positive. Positive data from the pivotal trial could provide support for future studies of Renevia® in certain broader applications of fat tissue deficits in various medical aesthetics applications, such as age-related and trauma-related facial fat loss.

OpRegen® (retinal pigment epithelial cells)

  In June, the Data Safety Monitoring Board (DSMB) for the OpRegen® Phase I/IIa clinical trial for the treatment of the advanced form of dry age-related macular degeneration (AMD) completed its review of the initial safety data from the first cohort and recommended dose escalation to the second cohort. Enrollment has begun for the second patient cohort, which is receiving a higher, more clinically significant, dose of OpRegen® cells. The Company expects completion of enrollment for the second cohort in 2016 and, if the data are positive, anticipates DSMB approval to proceed to the third cohort by the end of 2016. OpRegen® has received Fast Track designation from the U.S. Food and Drug Administration for the treatment of dry AMD, which occurs in approximately 90% of those afflicted with AMD.

AST-OPC1 (oligodendrocyte progenitor cells)

  In July, enrollment and dosing of the first efficacy cohort was completed in the AST-OPC1 SCiSTAR Phase 1/2a clinical trial in complete cervical spinal cord injury. This is the second of three cohorts in the study and it represents the first cohort in which patients have been administered a dose high enough to fall within the potentially efficacious range predicted by preclinical studies conducted by Asterias. Top-line six-month efficacy and safety results from this patient cohort are expected in January 2017. As of May 13, 2016, BioTime owned approximately 49% of the common shares outstanding of Asterias Biotherapeutics (NYSE MKT:AST).

Cancer Diagnostics

  OncoCyte Corporation (NYSE MKT:OCX), the cancer diagnostics subsidiary of BioTime and developer of novel, non-invasive blood and urine based tests for the early detection of cancer, presented positive data from a clinical study for the non-invasive detection of bladder cancer at the 2016 American Society of Clinical Oncology Annual Meeting. Interim data from the clinical study, which was first reported at the American Association for Cancer Research 2015 Annual Meeting, demonstrated a high level of sensitivity and specificity in the detection of urothelial carcinoma, the most common type of bladder cancer.

Corporate Developments

  In June, BioTime closed a public offering of shares of its common stock. In July, the underwriters exercised in full their over-allotment option. Gross proceeds of the offering and full exercise of the over-allotment option totaled approximately $20.1 million, before deducting underwriting discounts and commissions and other offering expenses payable by BioTime.
  On May 13, 2016, BioTime deconsolidated its former majority-owned subsidiary, Asterias Biotherapeutics, Inc. As result, Asterias’ financial statements for periods after May 12, 2016 are no longer included in BioTime’s consolidated financial statements, and BioTime is now accounting for its investment in Asterias at fair value based on the closing stock price of Asterias common stock on the NYSE MKT and the number of shares held by BioTime. Changes in the fair value of Asterias common stock are reflected as unrealized gains or losses in BioTime’s consolidated statements of operations, as a non-operating item. See Second Quarter Financial results below.

Second Quarter Financial Results

Note on deconsolidation of Asterias and comparability of results:

BioTime’s consolidated balance sheet at December 31, 2015, as reported, included Asterias’ assets and liabilities. However, Asterias’ assets and liabilities are not included in BioTime’s consolidated balance sheet at June 30, 2016 due to the deconsolidation of Asterias on May 13, 2016. Furthermore, BioTime’s consolidated statements of operations for the three and six months ended June 30, 2016 include Asterias’ results for the period through May 12, 2016, the day immediately preceding the deconsolidation. For the three and six months ended June 30, 2015, BioTime’s consolidated results include Asterias’ results for the full periods presented.

All discussions about the results of operations, or balance sheet amounts that follow, as appropriate and indicated, include both the actual results and amounts pertaining to Asterias.

Cash Position and investments: Cash and cash equivalents totaled $27.7 million as of June 30, 2016, compared to $42.2 million as of December 31, 2015, which included Asterias’ cash and cash equivalents of $11.2 million. The cash on hand as of June 30, 2016 includes $7.0 million held by subsidiaries and excludes Asterias due to the deconsolidation. As of June 30, 2016, BioTime owned 21.7 million shares of Asterias common stock and 14.7 million shares of OncoCyte common stock, which represented an aggregate market value of approximately $104 million as of that date. On June 21, 2016, BioTime closed a $17.5 million public offering of shares of its common stock. On July 5, 2016, BioTime announced the exercise in full of the underwriters’ over-allotment option to purchase an additional 1,098,326 shares of BioTime common stock. The gross proceeds of the offering, including the over-allotment option were approximately $20.1 million before deducting underwriting discounts and commissions and other offering expenses payable by BioTime.

Revenues: BioTime’s operating revenues are currently primarily generated from research grants, licensing fees and advertising from the marketing of online database products. Total consolidated revenues were $1.3 million for the second quarter, compared to $2.0 million in the second quarter of 2015. Asterias’ total revenues included in the second quarter of 2016 and 2015 were $0.8 million in each respective period as shown in the table below (in thousands).

	Three months ended June 30, 2016			Three months ended June 30, 2015
	Consolidated Results of Operations	Less: Asterias (42 days)	Consolidated Results less Asterias	Consolidated Results of Operations	Less: Asterias (3 months)	Consolidated Results less Asterias
Total revenues	$1,266	$760	$506	$2,009	$772	$1,237

The decrease in BioTime’s total revenues was mainly due to less grant revenue recorded in 2016 due to expiration of a National Institutes of Health (NIH) grant in August 2015.

Operating Expenses (in thousands)

	Three months ended June 30, 2016			Three months ended June 30, 2015
	Consolidated Results of Operations	Less: Asterias (42 days)	Consolidated Results less Asterias	Consolidated Results of Operations	Less: Asterias (3 months)	Consolidated Results less Asterias
Research and development	$8,938	$2,343	$6,595	$9,059	$3,696	$5,363
General and administrative	6,636	1,357	5,279	6,186	1,845	4,341

R&D Expenses: Research and development expenses were $8.9 million for the second quarter, compared to $9.1 million for the comparable period in 2015, including $2.3 million and $3.7 million attributable to Asterias' research and development for the respective periods.

The increase in R&D of approximately $1.2 million is in part a result of increased expenses primarily related to regulatory and clinical trials of BioTime’s Renevia® program and OncoCyte’s cancer diagnostics, offset by a decrease of approximately $1.3 million principally due to the deconsolidation of Asterias.

G&A Expenses: General and administrative expenses were $6.6 million for the second quarter, compared to $6.2 million for the second quarter of 2015, including $1.4 million and $1.8 million attributable to Asterias for the same periods, respectively. The $0.9 million increase is in part a result of increased staffing needed to advance programs under development at BioTime, including non-cash stock-based compensation from BioTime and OncoCyte, offset by a $0.5 million decrease due to the deconsolidation of Asterias.

Net Income attributable to BioTime: Net income attributable to BioTime was $24.5 million for the three months ended June 30, 2016, or $0.26 per share primarily due to the $49.0 million noncash gain on deconsolidation of Asterias, offset by unrealized losses of $13.5 million from the decline in the fair value of the Asterias shares owned by BioTime that occurred during the period May 13 through June 30, 2016. There was no deferred income tax provision or benefit recorded in the three months ended June 30, 2016. For the second quarter of 2015, net loss attributable to BioTime was $9.7 million, or ($0.12) per share. Net income (loss) attributable to BioTime includes losses from BioTime’s majority owned and consolidated subsidiaries based upon BioTime’s percentage ownership of those subsidiaries.

Conference Call and Webcast Details

BioTime will host a conference call and webcast on Tuesday, August 9, 2016 at 4:30 p.m. Eastern / 1:30 p.m. Pacific to discuss the second quarter results and recent corporate accomplishments.

The conference call dial-in number in the U.S./Canada is (877) 407-0784. For international participants outside the U.S./Canada, the dial-in number is (201) 689-8560. For all callers, please refer to the “BioTime, Inc. Conference Call.” The live webcast can be accessed on the “Events & Presentations” page of the “Investors & Media” section on the company’s website at http://www.biotimeinc.com/.

A replay of the conference call will be available for seven business days beginning about two hours after the conclusion of the live call, by calling toll-free from U.S./Canada: (877) 870-5176; international callers dial (858) 384-5517. Use the Conference ID 13641621. Additionally, the archived webcast will be available on the “Events & Presentations” page of the “Investors & Media” section on the company’s website at http://www.biotimeinc.com/.

About BioTime

BioTime, Inc. is a clinical-stage biotechnology company focused on developing and commercializing novel therapies in the field of regenerative medicine. The foundation of its core therapeutic technology platform is pluripotent cells that are capable of becoming any of the cell types in the human body. BioTime, Inc.’s research and other activities have resulted, over time, in the creation of other subsidiaries that address other non-therapeutic market opportunities such as cancer diagnostics, drug development and cell research products, and mobile health software applications.

BioTime, Inc.’s common stock is traded on the NYSE MKT under the symbol BTX. For more information, please visit www.biotimeinc.com or connect with the company on Twitter, LinkedIn, Facebook, YouTube, and Google+.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for BioTime, Inc. and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates” should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the business of BioTime, Inc. and its subsidiaries, particularly those mentioned in the cautionary statements found in more detail in the “Risk Factors” section of its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC (copies of which may be obtained at www.sec.gov). Subsequent events and developments may cause these forward-looking statements to change. BioTime, Inc. specifically disclaims any obligation or intention to update or revise these forward-looking statements as a result of changed events or circumstances that occur after the date of this release, except as required by applicable law.

To receive ongoing BioTime corporate communications, please click on the following link to join our email alert list: http://news.biotimeinc.com.

BIOTIME, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
REVENUES:
Subscription and advertisement revenues	$288	$357	$631	$676
Royalties from product sales	86	117	286	274
Grant income	760	1,437	2,247	2,130
Sale of research products and services	132	98	176	188
Total revenues	1,266	2,009	3,340	3,268

Cost of sales	(95)	(260)	(320)	(525)

Gross Profit	1,171	1,749	3,020	2,743

OPERATING EXPENSES:
Research and development	(8,938)	(9,059)	(22,671)	(18,383)
General and administrative	(6,636)	(6,186)	(18,509)	(11,365)
Total operating expenses	(15,574)	(15,245)	(41,180)	(29,748)
Loss from operations	(14,403)	(13,496)	(38,160)	(27,005)
OTHER INCOME/(EXPENSES):
Interest income/(expense), net	(76)	4	(88)	(79)
BioTime’s share of losses in equity method investment in Ascendance	(98)	-	(333)	-
Gain on deconsolidation of Asterias	49,048	-	49,048	-
Loss on equity method investment in Asterias at fair value	(13,483)	-	(13,483)	-
Other income/(expense), net	237	225	363	35
Total other income/(expense), net	35,628	229	35,507	(44)
INCOME (LOSS) BEFORE INCOME TAX BENEFIT	21,225	(13,267)	(2,653)	(27,049)

Deferred income tax benefit	-	1,271	-	2,448

NET INCOME (LOSS)	21,225	(11,996)	(2,653)	(24,601)

Net loss attributable to non-controlling interest	3,324	2,305	10,091	4,736

NET INCOME (LOSS) ATTRIBUTABLE TO BIOTIME, INC.	24,549	(9,691)	7,438	(19,865)

Dividends on preferred shares	-	(52)	-	(52)
NET INCOME (LOSS) ATTRIBUTABLE TO BIOTIME, INC. COMMON SHAREHOLDERS	$24,549	$(9,743)	$7,438	$(19,917)
NET INCOME (LOSS) PER COMMON SHARE:
BASIC	$0.26	$(0.12)	$0.08	$(0.25)
DILUTED	$0.26	$(0.12)	$0.08	$(0.25)

WEIGHTED AVERAGE NUMBER OF SHARES OF COMMON STOCK OUTSTANDING:
BASIC	93,240	78,362	91,831	78,312
DILUTED	95,801	78,362	95,360	78,312

BIOTIME, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
(IN THOUSANDS)

	June 30, 2016 (Unaudited)	December 31, 2015
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$27,702	$42,229
Available for sale securities	619	753
Trade accounts and grants receivable, net	783	1,078
Landlord receivable	156	567
Prepaid expenses and other current assets	1,787	2,610
Total current assets	31,047	47,237

Property, plant and equipment, net and construction in progress	4,062	7,539
Deferred license fees	173	322
Deposits and other long-term assets	1,022	1,299
Equity method investment in Asterias, at fair value	52,194	-
Equity method investment in Ascendance	4,338	4,671
Intangible assets, net	11,491	33,592
TOTAL ASSETS	$104,327	$94,660

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$6,508	$9,377
Capital lease liability, current portion	173	38
Promissory notes, current portion	95	95
Deferred grant income	-	2,513
Deferred license and subscription revenue, current portion	627	439
Total current liabilities	7,403	12,462

LONG-TERM LIABILITIES
Deferred revenues, net of current portion	462	615
Deferred rent liabilities, net of current portion	28	158
Lease liability	1,386	4,400
Related party convertible debt, net of discount	701	324
Promissory notes, net of current portion	173	220
Capital lease, net of current and other liabilities	122	34
TOTAL LIABILITIES	10,275	18,213

Commitments and contingencies

SHAREHOLDERS' EQUITY
Preferred shares, no par value, 2,000 shares authorized; none issued and outstanding	-	-
Common shares, no par value, 150,000 shares authorized; 102,288 shares issued and 101,668 shares outstanding at June 30, 2016; 94,894 issued and 90,421 outstanding at December 31, 2015	310,881	274,342
Accumulated other comprehensive income (loss)	(504)	(237)
Accumulated deficit	(221,743)	(229,181)
Treasury stock at cost: 620 shares at June 30, 2016 and 4,473 shares at December 31, 2015	(2,891)	(18,033)
BioTime, Inc. shareholders' equity	85,743	26,891
Non-controlling interest	8,309	49,556
Total shareholders' equity	94,052	76,447
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$104,327	$94,660

CONTACT:
BioTime, Inc.
Dan L. Lawrence, 510-775-0510
dlawrence@biotimeinc.com
or
Investor Contact:
EVC Group, Inc.
Michael Polyviou, 646-445-4800
mpolyviou@evcgroup.com
or
Media Contact:
Gotham Communications, LLC
Bill Douglass, 646-504-0890
bill@gothamcomm.com